Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amedica Corporation

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207289), Form S-3 (No. 333-205545), and Form S-8 (No. 333-194977) of Amedica Corporation of our report dated March 23, 2016, relating to the 2015 and 2014 consolidated financial statements of Amedica Corporation included in this Annual Report on Form 10-K.

/s/ Mantyla McReynolds LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
March 23, 2016

Gateway 5 ● 178 South Rio Grande street, Suite 200 ● Salt Lake City, Utah 84101 ● Tel. (801) 269-1818 ● Fax (801) 266-3481 ● www.mmacpa.com